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                              EMPLOYMENT MEMORANDUM

TO:      Michael Allen

FROM:    Jeffrey O'Donnell, President of Laser Photonics, Inc.

RE:      Terms of Employment

DATED:   January 28, 2000
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         The purpose of the memorandum (the "Memorandum") is to set forth and memorializes the terms of your employment with Laser Photonics, Inc. a Delaware corporation (the "Company").

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POSITION
 AND DUTIES:                  Vice President - Sales and Marketing.  In addition to the foregoing,
                              Employee shall perform such other or different duties as may be assigned to him from time to time by Employer.  Employee shall devote his full time to the business of Employer during the term of this
                              Agreement.  The services of Employee shall be performed at
                              Philadelphia, Pennsylvania.

TERM:                         Employment at Will.  Terminable at any time by either party without prior notice.

COMPENSATION:                 $140,000 per year, payable in accordance with normal Company
                              practices.   Employer shall reimburse Employee for all reasonable
                              travel, entertainment and other expenses incurred or paid by Employee in connection with, or related to, the performance of Employee's duties, responsibilities or services, upon presentation by the
                              Employee of documentation, expense statements, vouchers and/or such other supporting information as Employer may request.  The form and amount of compensation is adjustable by mutual agreement between
                              Employee and the Company into incentive based compensation after the
                              Company receives regulatory approval from the United State Food and
                              Drug Administration for the introduction of the Company's psoriasis product.

BENEFITS:                     Participation in Employer's employee fringe benefit, health insurance, life insurance, key man insurance and other programs in effect from time to
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                              time for employees of Employer and its affiliates at comparable levels of responsibility.  Participation will be in accordance with any applicable policies adopted by Employer. Employee shall be entitled to vacations, absences for illness, and to similar benefits of employment, and shall be subject to such policies and procedures as may be adopted by Employer.  In connection therewith, this Memorandum incorporates the terms and conditions of Employer's
                              Employee Manual.

AUTOMOBILE
  ALLOWANCE:                  $500.00 per month

EMPLOYEE
  STOCK OPTIONS:              150,000 options, issued pursuant to a stock option agreement, a copy of which is attached hereto as Exhibit "A."

CONFIDENTIALITY AND
  NON-COMPETITION:            Pursuant to Agreement for Confidentiality and Non-Competition
                              attached hereto as Exhibit "B."

GENERAL PROVISIONS:           Any notices or other communications required or permitted
                              to be given shall be given sufficiently only if in writing and served personally or sent by certified mail, postage
                              prepaid and return receipt requested, addressed as follows:

                              If to Employer:   Laser Photonics, Inc.
                                                2431 Impala Drive
                                                Carlsbad, California 92008
                                                Fax: (760) 602-3320

                              If to Employee:   Michael Allen

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                                                ----------------------------
                                                Fax: (   )    -
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                              However, either party may change his/its address for purposes of this Agreement by giving written notice of such change to the other party.

                              This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
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                              This Agreement supersedes any and all other agreements, whether oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all covenants and agreements between the parties relating to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

                              This Agreement may not be assigned in whole or in part by Employee without the prior written consent of Employer.

                              Employer represents and warrants as of the date hereof that
                              Employer's execution and delivery of this Agreement to Employee and the carrying out of the provisions hereof have been duly authorized by Employer's Board of Directors.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above at Carlsbad, California.

                                   "Employer"

                                   LASER PHOTONICS, INC.


                                   By:  /s/ Jeffrey O'Donnell
                                        -----------------------------
                                        Jeffrey O'Donnell
                                        Chief Executive Officer

                                   "Employee"


                                   /s/ Michael Allen
                                   ----------------------------------
                                   Michael Allen


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